                                                                   Exhibit 10.85

                                 March 26, 1998



VIA FACSIMILE
-------------

University Technology Center LP
475 W. Bradley Avenue
El Cajon, California 92020

Attention: Jeff Hamann
           John Gibson

        Re: University Technology Center Lot 1
            ----------------------------------

Gentlemen:

        This letter is to clarify the agreement to amend that certain Offer to Purchase, Sale Agreement and Joint Escrow Instructions (the "AGREEMENT"), dated August 29, 1997, by and between TVE, Inc., a California corporation ("BUYER"), and University Technology Center LP, a California limited partnership or Assignee ("SELLER"), as set forth herein. Any term used but not defined herein shall have the meaning set forth in the Agreement.

1. Pursuant to Section 2.9 of the Agreement, Buyer has deposited into Chicago Title Company Escrow No. 7358244 - U44 (the "ESCROW"), the sum of $100,000 as the deposit required by Section 4.1 of the Agreement (the "INITIAL DEPOSIT"). Buyer has until 5:00 pm on Tuesday, November 4, 1997, to authorize the Escrow Agent to release the Initial Deposit. If Buyer thereby authorizes release of the Initial Deposit to Seller, notwithstanding the provisions of Section 2.11 or any other provision of the Agreement, Buyer shall not be required to make any additional deposits into Escrow. If Buyer does not so authorize release of the Initial Deposit to Seller on or before 5:00 pm on Tuesday, November 4, 1997, then Buyer shall be deemed to have given notice of its termination of the Agreement and its disapproved of the Contingency and the Initial Deposit shall be returned to Buyer.

2. At Buyer's election, on or before December 12, 1997, Buyer may deposit into Escrow the sum of $100,000 as a second deposit (the "SECOND DEPOSIT"). Buyer has until 5:00 pm on Friday, December 12, 1997, to authorize the Escrow Agent to release the Second Deposit. If Buyer thereby authorizes release of the Second Deposit to Seller, notwithstanding the provisions of Section 2.11 or any other provision of the Agreement, Buyer shall not be required to make any additional deposits into Escrow.

3. At Buyer's election, on or before January 12, 1998, Buyer may elect to increase the Purchase Price to $6,362,800 by depositing into Escrow, the sum of $125,000 an addition deposit (the "THIRD DEPOSIT"). Buyer has until 5:00 pm on Friday, January 12, 1998, to

March 26, 1998
Page 2


authorize the Escrow Agent to release the Third Deposit. If Buyer authorizes release of the Third Deposit to Seller, Buyer shall be have an extension of the Closing to April 12, 1998.

4. The defined term "DEPOSIT" as used in the Agreement, shall include, collectively, the First Deposit, the Second Deposit and the Third Deposit, and the terms and conditions of the Agreement, including, but not limited to,
Section 4.1 regarding the Deposit, and Section 9.1, regarding liquidated damages shall apply collectively, to the First Deposit, the Second Deposit and the Third Deposit.

        Please confirm your acceptance and agreement of the foregoing by signing and returning this letter to me and to Escrow.

                                            Very truly yours,

                                            TVE, Inc.,
                                            a California corporation


                                            By /s/ D. MICHAEL TALLA
                                               --------------------------------
                                                   D. Michael Talla
                                                   President

Accepted and Agreed as of
November ___, 1997

University Technology Center LP

By      Hamann Consolidated, Inc.
        a California corporation,
        General Partner


        By /s/ JEFFREY C. HAMANN
           ----------------------------------
        Its   President
            ---------------------------------

                       OFFER TO PURCHASE, SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS


                            DATED: SEPTEMBER 2, 1997

                           FINAL DRAFT FOR SIGNATURE



                      TVE, INC., A CALIFORNIA CORPORATION

                                   AS "BUYER"
                                      AND

                        UNIVERSITY TECHNOLOGY CENTER LP

                        A CALIFORNIA LIMITED PARTNERSHIP

                                  AS "SELLER"

                                      FOR

                       LOT 1 UNIVERSITY TECHNOLOGY CENTER

                       OFFER TO PURCHASE, SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS


        This Offer to Purchase, Sale Agreement and Joint Escrow Instructions ("Agreement") is dated August 29, 1997 by and between TVE, Inc., A California Corporation as "BUYER", and University Technology Center LP, a California limited partnership or Assignee, as "SELLER". This Agreement is an offer to purchase ("Offer") by BUYER, which upon acceptance by SELLER in accordance with section 1 below, constitutes a legally binding agreement of purchase and sale between BUYER and SELLER and joint escrow instructions to the Escrow Agent designated below as follows:

        1. SELLER'S ACCEPTANCE. This Agreement constitutes an Offer by BUYER to purchase the Property described in section 3 below, which Offer shall remain irrevocable and open for Seller's acceptance on or before 5:00 p.m. Aug. 29, 1997 as set forth above ("Acceptance Period"). Unless SELLER executes a copy of this Agreement and delivers a copy of this Agreement to BUYER or, if designated in subsection 2.6 below, Buyer's Broker, before expiration of the Acceptance Period, such Offer shall be deemed revoked without further notice or demand from BUYER. Upon timely acceptance by SELLER, this Agreement shall constitute a legally binding contract pursuant to which SELLER agrees to sell to BUYER, and BUYER agrees to purchase from SELLER all of Seller's right, title and interest in and to the Property as more particularly described in section 3 below, for the Purchase Price stated in subsection 2.8 below and otherwise on the terms and provisions of this Agreement.

        2. FUNDAMENTAL TERMS. The provisions in this section 2 are included to summarize for convenience some of the important terms of this Agreement, and the provisions in this section are supplemented by and subject to the other sections of this Agreement. In the event of any conflict between this section 2 and any other provisions, the other provisions shall supersede and control.

                2.1 PROPERTY IDENTIFICATION. The Property that is the subject of the purchase and sale transaction provided for in this Agreement consists of:

               Lot 1 University Technology Center
               County Tax Assessor Parcel 343-122-25
               The total sq. acreage of this parcel is approximately 7.16 acres. Full legal description shall follow in escrow.

                2.2 SELLER'S ADDRESS FOR NOTICE. For purposes of any notices to SELLER, SELLER's address, telephone and facsimile numbers are:

                                University Technology Center LP
                                Attn: Jeff Hamann
                                475 W. Bradley Avenue
                                El Cajon, CA 92020
                                Telephone: (619) 440-7424
                                Facsimile: (619) 440-8914

                2.3 BUYER'S ADDRESS FOR NOTICE. For purposes of any notices to BUYER, BUYER's address, telephone and facsimile numbers are:

                                TVE, Inc. A California Corporation
                                C/O The Sports Club, Co., Inc.
                                Atten: D. Michael Talia
                                11100 Santa Monica Blvd.
                                Suite 300
                                Los Angeles, CA 90025
                                Telephone: 310-479-5200
                                Fax: 310-479-4350

                                Buyers Attorney: Ron Resch
                                Resch, Polster, Alpert & Berger LLP
                                4th Floor
                                10390 Santa Monica Blvd.
                                Los Angeles, Ca 90025
                                Telephone: 310-277-8300
                                Fax: 310-552-3209

          2.4 ESCROW AGENT. For purposes of notice and delivery under this Agreement, the name, address, telephone and facsimile numbers of Escrow Agent are:

                         Chicago Title
                         Attention: Shelva Molm
                         925 B Street
                         San Diego, CA 92101
                         Telephone: (619) 544-6250
                         Facsimile: (619) 544-6229

          2.5  SELLER's Broker.  SELLER's Broker is:

                         CB Commercial Real Estate
                         Attention: Rick Sparks
                         Address: 4365 Executive Dr.
                         San Diego, CA 92121
                         Telephone: (619) 546-4600
                         Facsimile: (619) 546-3985

          2.6  BUYER's Broker.  BUYER's Broker is:

                         Agent Name:    Michael Murphy
                         Address:       7368 Fay Avenue
                                        La Jolla, CA 92037

                         Telephone:     619-551-5589
                         Facsimile:     619-551-2729

          2.7 TITLE COMPANY. For purposes of notice and delivery under this Agreement, the name, address, telephone and facsimile numbers of the Title Company are:


                         Chicago Title
                         Attention: Linda Menasho
                         925 B Street
                         San Diego, CA 92101
                         Telephone: (619) 899-1783
                         Facsimile: (619) 544-6243

          2.8 PURCHASE PRICE. The purchase price ("Purchase Price") of the Property is $6,237,800, which is payable upon Close of Escrow (as described below) as provided in subsection 4.2 below.

          2.9 DEPOSIT. BUYER has delivered $100,000 as the Deposit required under subsection 4.1 below. Additional deposit is due upon approval of contingencies.

          2.10 CLOSING DATE. The date for Close of Escrow ("Closing Date") shall be November 28, 1997, unless BUYER and SELLER mutually agree in writing to change the Closing Date; provided, however, SELLER shall have the right to extend the Closing Date as provided in subsection 5.2 and 6.6 below.

          2.11 CONTINGENCY EXPIRATION DATE.   The Contingency Expiration Date is
October 29 1997, at which time BUYER's entitlement to terminate this Agreement on account of the exercise of any rights under section 7 below expires. Buyer shall deposit an additional $200,000 deposit with escrow upon approval of contingencies.

     3. DESCRIPTION OF PROPERTY. The Property to be conveyed by SELLER includes the land and any land improvements located on the Property described in subsection 2.1 above. Except as expressly provided in subsections 3.1 below, the conveyance includes all rights and privileges appurtenant to the Property, if any, now owned and possessed by SELLER.

          3.1  EXCLUSIONS.    The Property being conveyed by SELLER does not
include any utility deposits, governmental deposits or any rights to any refunds arising from facts or circumstances arising prior to the Close of Escrow, except to the extent that BUYER and SELLER agree in a separate written agreement to reimburse SELLER for any such prepaid deposits. BUYER, not SELLER, shall be responsible for the cost of all utility service connections, permits and extensions.

     4.   PURCHASE PRICE.     The total Purchase Price which BUYER agrees to pay
and SELLER agrees to accept for the Property is the amount set forth in subsection 2.8 above. The Purchase Price shall be payable through Escrow as provided in subsections 4.1 and 4.2 below. The Purchase Price shall be payable in cash or cash equivalent upon Close of Escrow.

          4.1 INITIAL DEPOSIT. Concurrently with BUYER's delivery of the Offer, BUYER shall deliver to BUYER's Broker, if one is designated, and if not, to SELLER's Broker, the Deposit in the amount stated in subsection 2.9 above. The Deposit shall be in the form of a cashier's or certified check payable to Escrow Agent. If BUYER has delivered the Deposit to BUYER's Broker, BUYER shall cause BUYER's Broker to deliver the Deposit to Escrow Agent immediately following SELLER's execution and delivery of this Agreement to BUYER. If the Deposit has been delivered to SELLER's Broker, SELLER shall cause SELLER's Broker to deliver the Deposit to Escrow Agent. The Deposit shall be held in an interest bearing account at a rate generally available to Escrow Agent on accounts permitting daily withdrawal, with interest credited to BUYER upon Close of Escrow, or disbursed to SELLER, if SELLER becomes entitled to receive the Deposit. As more particularly provided in subsection 9.1 below, the Deposit shall be non-refundable except: (a) if BUYER has given notice of its election to terminate this Agreement on or before the Contingency Expiration Date (as defined in subsection 2.11 above), or, thereafter, pursuant to subsection 6.5 or section 14; (b) if this Agreement is terminated by SELLER pursuant to any express right of termination granted to SELLER; or (c) if the Close of Escrow does not occur on account of the fault of SELLER; (d) Failure of a condition precedent to closing.

          4.2 BALANCE OF PURCHASE PRICE. BUYER shall pay the balance of the Purchase Price not payable from the Deposit to Escrow Agent no later than one
(1) day prior to the scheduled Closing Date, together with any additional amounts required to pay costs charged to BUYER. Such amounts shall be deposited by cashier's check, certified check or wire transfer.

     5. ESCROW. SELLER and BUYER hereby agree that the Escrow for this transaction shall be conducted by the Escrow Agent identified in subsection 2.4 above; provided, however, should such Escrow Agent decline to act, SELLER shall have the right to designate subject to buyer reasonable such other institutional escrow company to act as the Escrow Agent. Escrow Agent is authorized and instructed by BUYER and SELLER that the terms set forth in this Agreement, which was drawn outside of escrow and handed to Escrow Agent, shall constitute Escrow Agent's full and complete instructions pertaining to the sale and purchase of the Property; provided, however, BUYER and SELLER also agree and adopt, by execution of this Agreement, that certain "Chicago Title, Escrow Holder General Provisions" annexed to this Agreement as EXHIBIT "1", except to the extent any such instructions are inconsistent with any express provisions of this Agreement.

          5.1 OPENING OF ESCROW. Immediately after SELLER's execution and delivery of this Agreement, BUYER and SELLER shall deliver a fully executed copy of this Agreement to Escrow Agent. Escrow Agent shall acknowledge the opening of Escrow ("Opening of Escrow") and its agreement to act as Escrow Agent under this Agreement by: (a) executing the Consent of Escrow Agent where designated below; and (b) promptly delivering a copy of the executed Consent to SELLER and BUYER.

          5.2 CLOSE OF ESCROW. "Close of Escrow" means the date Escrow Agent records the Deed in favor of BUYER and delivers the Purchase Price to SELLER. The Closing Date for the Close of Escrow shall be the date specified in subsection 2.10 above. Except as described in subsection 2.10 above, the Closing Date shall not otherwise be subject to extension except upon the written agreement of BUYER and SELLER, in their respective absolute discretion.

          5.3  PRORATIONS, ESCROW FEES AND COSTS.

               5.3.1 PRORATIONS. The following items shall be prorated in Escrow, as of the Closing Date, based on the latest information available to Escrow Agent: all current real property taxes, current, non-delinquent annual installations of all general and special assessments, current property owners' association assessments, dues and fees, whether or not such assessments or charges have been levied as of the Closing Date. All prorations shall be made on the basis of a 30-day month and a 360-day year. As between BUYER and SELLER, if, following the Close of Escrow, additional information is available evidencing that any proration is inaccurate or incomplete, BUYER and SELLER shall directly adjust such proration.

               5.3.2 SELLER'S PAYMENTS. SELLER will pay: (a) documentary transfer tax (or any other taxes imposed on account of the conveyance of the Property to BUYER), in the amount Escrow Agent determines to be required by law;
(b) the cost for an Owner's Title Policy described in section 6 below; (c) one-half of Escrow Agent's escrow fee or escrow cancellation charge; and (d) other charges and expenses usually payable by a seller in accordance with the customary practices of Escrow Agent.

               5.3.3 BUYER'S PAYMENTS. BUYER will pay: (a) one-half of Escrow Agent's escrow fee or escrow cancellation charge; (b) the increased cost of any additional title insurance coverage requested by BUYER; and (c) other charges and expenses usually payable by a buyer in accordance with the customary practices of Escrow Agent.

          5.4 SELLER'S DELIVERIES. At least one (1) day prior to the scheduled Closing Date, SELLER shall deliver to Escrow Agent: (a) a grant deed ("Deed") in the form as shown in EXHIBIT "2" annexed to this Agreement, duly executed and acknowledged and naming BUYER as the grantee; and (b) properly executed certificates and affidavits as required under section 11 below.

          5.5  DISTRIBUTION OF FUNDS AND DOCUMENTS.   At the Close of Escrow,
Escrow Agent shall comply with the provisions of subsections 5.5.1 to 5.5.4 below.

               5.5.1 PAYMENT OF ENCUMBRANCES. Pay the amount of all existing liens and encumbrances on the Property to the obligees thereof, other than the encumbrances permitted to be shown as exceptions to the title, pursuant to section 6, utilizing funds to which SELLER is entitled upon Close of Escrow and funds (if any) deposited in Escrow by SELLER.

               5.5.2 RECORDATION OF DOCUMENTS. Submit to the appropriate recorder of San Diego County, California, the Deed for the Property and each other document to be recorded under the terms of this Agreement or by general usage and, after recordation, cause the Deed and such other documents to be delivered to BUYER or such other person acquiring rights thereunder or for whose benefit such document was recorded.

               5.5.3 NON-RECORDED DOCUMENTS. Deliver by United States mail (or hold for personal pickup, if requested): (i) to BUYER, the Owner's Title Policy and the Non-Foreign Affidavit referred to below, provided however, Escrow Agent shall have ten (10) days following the Close of Escrow to deliver the Owner's Title Policy, and Escrow Agent's disbursement of the Purchase Price to SELLER shall constitute Escrow Agent's agreement and warranty that such Owner's Title Policy shall conform to the requirements of the approved title described in section 6 below; and (ii) each other non-recorded document received to the payee or person acquiring rights under any such document or for whose benefit such document was acquired.

               5.5.4 APPLICATION/DISBURSEMENT OF FUNDS. Apply all funds received by Escrow Agent first to the payment of all costs and expenses otherwise payable by SELLER and BUYER in connection with Escrow, with any excess funds to be delivered to SELLER or Buyer, as appropriate upon Close of Escrow.

     6. TITLE MATTERS. Upon Close of Escrow, SELLER shall pay for the cost for the Title Company designated in subsection 2.7 of a standard form California Land Title Association, standard Owner's Title Insurance Policy ("Owner's Title Policy") insuring title to the Property in BUYER, with coverage in the amount of the Purchase Price, subject only to: (a) a lien for current taxes, assessments and property owners' association fees and assessments not yet payable; (b) any lien for supplemental taxes arising on account of the conveyance to BUYER and any lien for future District assessments and/or owners' association assessments; (c) any deed of trust, security instruments or other instruments granted by BUYER in favor of BUYER's lender; (d) all matters which would have been revealed by a reasonable visual inspection of the Property; (e) the Title Company's standard printed exceptions set forth in the Owners's Title Policy; (f) all items described in the Deed; and (g) such other items of record approved by BUYER in accordance with the procedures provided in subsections 6.1 through 6.8 below. BUYER shall be responsible for the cost of issuance of any additional title insurance policy, coverage and/or endorsements, which BUYER, or BUYER's lender, may request.

          6.1 PRELIMINARY TITLE REPORT. Within ten (10) days following the Opening of Escrow, SELLER shall cause to be delivered to BUYER a preliminary title report from the Title Company describing all items of record, encumbering or otherwise, affecting the Property, together with copies of all exceptions to title shown on the preliminary title report ("Title Report").

          6.2 BUYER's APPROVAL. Within ten (10) days following BUYER's receipt of the Title Report, BUYER may give written notice ("Disapproval Notice") to SELLER and Escrow Agent if BUYER disapproves or objects to any of the exceptions or other items shown in the Title Report. BUYER's Disapproval Notice shall also itemize any and all objections that BUYER may have. If BUYER fails to timely deliver a Disapproval Notice, BUYER shall be conclusively deemed to have approved all such exceptions and items shown in the Title Report, and the requirement for BUYER's approval of title to the Property shall be deemed satisfied for all purposes; provided, however, this provision providing for automatic approval shall not constitute BUYER's approval of any deed of trust, mortgage or other security instrument encumbering the Property, and BUYER shall be deemed to have automatically disapproved and objected to any such items.

          6.3 SELLER's RESPONSE. SELLER shall have ten (10) days from the receipt of any Disapproval Notice to give BUYER notice of which objections, if any, SELLER will cause to be eliminated (together with evidence of Sellers' ability to do so) and any objections that SELLER will not cause to be eliminated ("SELLER's Response"). If SELLER does not agree to cause an objection to be eliminated, BUYER shall have a period ten (10) days from receipt of SELLER's Response, to give notice to SELLER of BUYER's election either to (a) revoke BUYER's objection and agree to accept the Property subject to the exception or item previously objected to, or (b) elect to terminate this Agreement and the Escrow by giving SELLER and Escrow Agent notice of such election to terminate within ten (10) days from the receipt of SELLER's Response. If BUYER fails to timely give such termination notice, such right of termination shall be deemed waived, and BUYER shall be deemed to have revoked BUYER's objection.

          6.4 NEW TITLE EXCEPTION. The phrase "New Title Exception" means an exception to title not shown in the Title Report and which (a) would, in BUYER's reasonable judgment, materially interfere with BUYER's proposed use or enjoyment of the Property, including the ability of BUYER to sell, lease or finance the Property, or (b) constitutes a lien or other monetary encumbrance upon the Property. If a New Title Exception arises, BUYER shall have a period of ten (10) days from the delivery of a supplement to the Title Report identifying the New Title Exception to give SELLER notice of BUYER's objection to the New Title Exception ("BUYER's supplemental Notice"). If BUYER does not timely deliver BUYER's Supplemental Notice, BUYER shall be conclusively deemed to have approved the New Title Exception, and agreed to accept the title to the Property subject to the New Title Exception.

               6.4.1 Seller will reserve a private sewer easement across subject Lot 1 for the benefit of Lot 2. Said sewer will be located in the most practical location by Seller. Buyer shall have the opportunity to approve of said location and the terms and conditions of the easement prior to approval of contingencies.

          6.5 OBJECTION/CURE. If a New Title Exception arises and BUYER timely gives BUYER's Supplemental Notice, SELLER shall promptly commence to use reasonable efforts, to (a) remove or correct such New Title Exception to BUYER's reasonable satisfaction, or (b) cause the Title Company to include in the Owner's Title Policy, insurance covering the New Title Exception. If SELLER determines that SELLER cannot so correct any New Title Exception, Buyer can close "as is" or SELLER shall have the right to terminate this Agreement by giving notice of such termination to BUYER, and Escrow Agent. If SELLER has not cured such New Title Exception on or before the Closing Date (subject to extension under subsection 6.6 below), then BUYER may terminate this Agreement by giving SELLER and Escrow Agent notice of such termination. In the event of the termination by BUYER or SELLER pursuant to the preceding provision, BUYER shall be entitled to a refund of the Deposit.

          6.6 EXTENSION. SELLER shall have the right to extend the date for Close of Escrow for a period of up to sixty (60) days in the event a New Title Exception arises and such extension is reasonably required to correct the new Title Exception as provided in subsection 6.5 above. SELLER shall give BUYER, and Escrow Agent written notice of any such extension no later than ten (10) days after receipt of BUYER's Supplemental Notice.

          6.7 REASONABLE APPROVALS. BUYER agrees that whenever BUYER has the right to approve matters pertaining to the title to the Property to be conveyed, including any New Title Exception, BUYER shall not unreasonably withhold the approval.

          6.8 DISCLAIMER. Except for SELLER's obligations to cause the delivery of the Owner's Title Policy in compliance with this section 6, SELLER is not making any representations or warranties concerning title to the Property, and SELLER disclaims any implied warranties concerning the impact of any acts or omissions of SELLER's predecessors-in-interest on the apparent title to the property.

     7. CONDITION OF THE PROPERTY/BUYER'S INVESTIGATION. BUYER's obligation to purchase the Property is contingent upon BUYER's satisfaction with and approval of the condition of the Property and its feasibility for such use as BUYER may determine ("Contingency"). BUYER shall have until the Contingency Expiration Date stated in subsection 2.11 above to conduct such inspections, investigations, reviews, audits and evaluations of the condition and feasibility of the Property, as BUYER desires, including, without limitation, environmental audits, inspections and investigations concerning any Hazardous Substances (as defined in subsection 7.3 below) affecting the Property. BUYER shall have the right to give SELLER and Escrow Agent notice of its election to terminate this Agreement and Escrow by giving SELLER and Escrow Agent written notice of such termination on or before the Contingency Expiration Date in the event BUYER determines that BUYER is not satisfied with the Property, in BUYER's sole discretion. If BUYER fails to give such notice on or before the Contingency Expiration Date, BUYER shall be deemed to have approved the Property for all purposes, all contingencies to BUYER's obligation to purchase the Property in accordance with this Agreement shall be deemed fully satisfied, and the Deposit shall be deemed non-refundable as provided in and subject to any limitations in section 9 below.

          7.1 "AS IS" PURCHASE AND SALE. BUYER is purchasing the property "AS IS" and "where is", subject to all latent and patent defects and deficiencies, solely in reliance on BUYER's own investigation and evaluation of the Property as permitted in this section 7, and without any representation or warranty from SELLER, except for the limited warranties of SELLER described in section 8 below. BUYER acknowledges, represents and agrees that (a) BUYER is aware that SELLER will have owned the Property for only a brief period of time and has not undertaken to conduct any specific investigation or evaluation of the condition of the Property; and (b) BUYER's willingness to undertake its own independent investigation of the Property and to assume all risks arising from or concerning the condition of the Property and/or its potential for development, is a material consideration to SELLER's establishment of the Purchase Price and SELLER's willingness to enter into this Agreement.

          7.2 GOVERNMENTAL REQUIREMENTS. Except with respect to the limited warranty of SELLER set forth in section 8 below, BUYER specifically acknowledges that BUYER will be solely responsible for determining and for compliance with all governmental and legal requirements in connection with its ownership, use, development or improvement of the Property, and BUYER shall conduct such studies and investigations as a part of BUYER's general investigation of the Property prior to the Contingency Expiration Date. Without limiting the generality of the preceding provision, BUYER specifically acknowledges that: (a) governmental or utility fees, charges and costs which may be required to be paid by BUYER in connection with its use, development or improvement of the Property may include fees, charges and costs attributable to obligations deferred from the original subdivision of a larger parcel of which the Property is a part; and (b) BUYER shall be solely responsible for determining the physical size, usable area and any and all other physical attributes or conditions affecting the Property.

          7.3 Hazardous Substances. Except with respect to the limited warranty of SELLER set forth in section 8 below, BUYER specifically acknowledges, agrees and represents that BUYER's evaluation of the Property will include such studies, audits and investigations of any environmental conditions affecting the Property, including the presence of or adverse effect by any Hazardous Substances in, under or around the Property. The term "Hazardous Substances" shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state or local laws as: (a) a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as now or hereafter amended; (b) a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery act, 42 U.S.C. Sections 6903, 6921, as now or hereafter amended; (c) a toxic pollutant under Section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317(a)(1); (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. Section 7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. Section 1802(4), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now in effect or as may be passed or promulgated in the future. "Hazardous Substances" shall also mean any substance that after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, or genetic abnormalities. "Toxic or Hazardous Substances" specifically includes, but is not limited to, asbestos, polychlorinated byphenyls ("PCBs"), petroleum and petroleum-based derivatives, and urea formaldehyde.

          7.4 Condition of Soils. Without limiting the general application of subsection 7.1 above, BUYER specifically acknowledges and agrees that: (a)
BUYER is aware that the natural soil of the Property has been subject to substantial modification as a result of the addition of substantial quantities of "fill" and most lots have select non-expansive soils, capped on all or pad portions, special consideration needs to be made to retain the select material under buildings; (b) such fill has the potential of causing differential settlement and/or unstable soils conditions and/or may require specially designed foundation improvements; (c) SELLER is not making any representation or warranty concerning such soils conditions; and (d) BUYER will be solely responsible for conducting such studies and investigations as BUYER may desire concerning such soils conditions.

          7.5 SELLER's Delivery of Information. Subject to the provisions of subsection 8.2 below, if SELLER has not already done so, within ten (10) days from the Opening of Escrow, SELLER will deliver to BUYER for informational purposes only, the studies, instruments, documents and/or reports relative to the Property. BUYER acknowledges and agrees that most of the studies, instruments, documents and/or reports were obtained by SELLER from SELLER's predecessor-in-interest or from other persons, and do not constitute representations, warranties, agreements and/or opinions of SELLER upon which BUYER can rely in making a decision whether or not to purchase the Property.

          7.6 Access to Property. Between the date of SELLER's acceptance of this Agreement and the Close of Escrow, SELLER shall allow BUYER and its agents reasonable access to the Property for the purpose of inspecting, testing and otherwise evaluating the Property. BUYER agrees that it will pay for the cost or expense of any repairs or replacements resulting from BUYER's exercise of the access rights provided in this section, and BUYER shall indemnify, defend and hold harmless SELLER and the Property from and against any loss, liability, claim or expense (including reasonable attorneys' fees and court costs) or damage resulting from BUYER's exercise of such access rights. Without limiting the generality of this preceding provision, BUYER agrees no destructive or damaging testing will be permitted except upon SELLER's prior written approval, which approval shall be conditioned upon BUYER making adequate provisions, acceptable to SELLER in its sole discretion, for the complete repair of any such damage or repairs required on account of such testing at BUYER's expense. SELLER may require, upon reasonable notice to BUYER, that BUYER provide evidence of adequate general liability insurance coverage from an insurer acceptable to SELLER and name SELLER as an additional insured under BUYER's policy, as a condition to BUYER's exercise of such access rights to the Property.

          7.7 BUYER's Studies and Reports. BUYER agrees that BUYER will provide SELLER, without charge to SELLER, copies of all studies, reports, plans and analyses obtained or prepared or conducted by or for BUYER concerning the Property promptly following BUYER's receipt of any such reports, studies, plans or analyses. BUYER's obligation to provide such documents shall apply regardless of whether SELLER or BUYER terminates this Agreement pursuant to any express right of termination, or if for any other reason the transaction contemplated by this Agreement is not completed. A schedule of all items referenced above is attached hereto and labeled Exhibit 3. BUYER's execution hereof acknowledges receipt thereof.

               7.7.1 Buyer shall not be obligated to furnish Seller with any proprietary information related to Health Clubs, anything related to financing, or any information should Seller default on contract. No representations or warranties are provided Seller in regard to any information furnished by Buyer.

     8. SELLER's Disclaimer/Limitation on Liability. Except for the limited warranties expressly provided in this section, SELLER is not making any representation or warranty concerning the physical condition of the Property, the feasibility of the use of the Property for any particular purpose, any governmental rules, regulations or requirements affecting the Property or any improvement of the Property, and SELLER DISCLAIMS ANY SUCH EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OF THE PROPERTY BEING CONVEYED AND/OR ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES WHATSOEVER.

           8.1 Hazardous substances. SELLER warrant, to the best of SELLER's current knowledge and without conducting any specific investigation, that SELLER has not received actual notice of any existing, pending or threatened enforcement action or proceeding by any governmental authority under any applicable federal, state or local law, regulation or ordinance pertaining to air and water quality, or the handling, transportation, storage, treatment, usage, or disposal of Hazardous Substances. Except as provided in the preceding provision, SELLER is not making any representation or warranty whatsoever concerning the presence in, about or under the Property of any Hazardous Substances.

           8.2 Documents. To the extent that SELLER has provided to BUYER any documents, instruments, reports or other similar writings or materials (collectively referred to as "Documents"), which have been drafted or prepared by third parties, such as environmental consultants, title insurers, architects, soils engineers, engineers, contractors and/or any governmental authorities, SELLER warrants that, to the best of SELLER's current knowledge, such Documents so provided to BUYER are true and accurate copies of the Documents in the possession of SELLER. Except for the preceding warranty, BUYER acknowledges and agrees that SELLER is not making any representation or warranty concerning the accuracy or correctness of the information or conclusions stated in any such Documents and SELLER shall have no liability to BUYER whatsoever in the event it is determined that any such Documents are incorrect or inaccurate. BUYER specifically acknowledges that BUYER is being afforded adequate opportunity to independently determine the accuracy or correctness of such Documents as a part of BUYER's investigation of the Property.

           8.3 Absence of Adverse Legal Action. To the best of SELLER's current knowledge, there are no legal actions or proceedings pending against SELLER that might in any way affect the Property, and there are no pending or threatened legal actions or proceedings relating to the Property that would adversely affect the Property.

           8.4 SELLER's Current Knowledge. Whenever in this Agreement, the phrase "to the best of SELLER's current knowledge" is used, such phrase means and refers only to matters of which Jeffrey C. Hamann ("SELLER's Representatives") are actually aware, (Representations and warranties of Seller in this agreement are made as of the date hereof by Seller and Seller shall notify Buyer if facts change during escrow period) without undertaking any investigation or inquiry whatsoever other than a review of such documentation in the immediate possession and control of SELLER's Representative, and shall not include the knowledge of any other persons or firms, it being understood and agreed by BUYER that: (a) SELLER's Representative is not individually liable for any statements or representations made on behalf of SELLER, but is merely the person whose knowledge is attributed to SELLER; (b) SELLER's Representative was not involved in the negotiation or execution of contracts relating to the Property before SELLER's acquisition of the Property; (c) SELLER's Representative, except as to information actually know to any of them, is not charged with knowledge of all of the acts and/or omissions of predecessors-in-title to the Property or management of the Property before SELLER's acquisition of the Property; ad (d) "SELLER's current knowledge" shall not include information or material which may be in the possession of SELLER generally, but of which SELLER's Representative is not actually aware.

           8.5 Time Limitation on Action. Notwithstanding any statute or law permitting a longer period, any legal action or claim concerning or based upon any representation or warranty of SELLER provided in this Agreement, or implied in law, shall be commenced no later than one (1) year from the date of Close of Escrow, and if not so timely commenced, shall be deemed waived.

     9. Termination/Cancellation/Remedies. This Agreement shall terminate and Escrow shall be canceled in the event that BUYER or SELLER exercise any express right granted in this Agreement to so terminate this Agreement. In addition, in the event that any requirement or condition for the Close of Escrow is not fully satisfied or waived in accordance with this Agreement or extensions called for in this agreement on or before the Closing Date, then this Agreement shall be subject to termination and Escrow canceled by either party giving written notice to the other party and Escrow Agent of such cancellation; provided however, in the event that any such condition or requirement is not so satisfied or waived on account of the default or failure to perform of any party, then such termination or cancellation shall not waive or otherwise affect any legal or equitable remedy of the non-defaulting party on account of such default or failure to perform, provided such rights and remedies shall be subject to the limitations set forth in subsections 9.1 to 9.2 below. Except in the event of a termination of this Agreement on account of the breach or default of SELLER, in all other events, SELLER's obligation to sell the Property to BUYER shall immediately cease and terminate upon the termination of this Agreement. Buyer's obligation to purchase the Property is subject to and contingent upon the satisfaction of all of the conditions set forth herein. Upon the exercise of any right by Buyer to terminate this Agreement, the Deposit shall be refunded to Buyer.

          9.1 DEFAULT BY BUYER/LIQUIDATED DAMAGES. IF THE CLOSE OF ESCROW DOES NOT TIMELY OCCUR BY REASON OF ANY DEFAULT OR FAILURE TO PERFORM BY BUYER AND ALL CONDITIONS TO BUYERS PERFORMANCE HAVING BEEN WAIVED OR SATISFIED AND SELLER IS NOT IN DEFAULT, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER AGREE THAT THE AMOUNT OF BUYER'S DEPOSIT REPRESENTS A FAIR AND REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE PROVISIONS OF SECTIONS
1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND THAT SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT ON ACCOUNT OF BUYER'S DEFAULT IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES OF SELLER ARISING ON ACCOUNT OF SUCH DEFAULT.

                                             /s/ DMT
       -----------------                  ----------------
       SELLER's Initials                  BUYER's Initials

Notwithstanding the preceding provision, BUYER agrees that SELLER's entitlement to retain the Deposit as liquidated damages is intended to compensate SELLER only for damage arising from the failure of BUYER to timely purchase the Property in accordance with this Agreement, and neither the existence of nor enforcement by SELLER of such remedy shall restrict or prejudice SELLER's rights or remedies to: (a) recover of attorneys' fees and legal expenses in the event that BUYER objects to or otherwise impedes the release of the Deposit by Escrow Agent to SELLER in the event of BUYER's default; (b) enforce any indemnification obligations of BUYER provided for in this Agreement or as a matter of law; (c) commence an action to enforce the restriction on BUYER's recordation of a lis pendens in violation of subsection 9.2 below.

          9.2 DEFAULT BY SELLER. In the event of a default by SELLER, BUYER shall receive a refund of the Deposit and shall be entitled either to (a) pursue the specific performance of the conveyance of the Property pursuant to this Agreement, or (b) recover its out-of-pocket damages, provided in no event shall SELLER be liable for consequential or incidental damages. In all events, the liability of SELLER with respect to any defaults by SELLER shall be limited to SELLER's interest in the Property and following the Close of Escrow, the sale proceeds.

     10. REAL ESTATE COMMISSION. In the event the Close of Escrow occurs in accordance with this Agreement, SELLER authorizes Escrow Agent to pay real estate commissions from the proceeds of the Purchase Price deposited in Escrow to SELLER's Broker, and, if applicable, to BUYER's Broker, in accordance with separate supplement instructions to Escrow Agent signed and approved solely by SELLER. Except for BUYER's Broker, BUYER represents and warrants that it has not been represented by a real estate broker or other person and has incurred no liability for any brokerage commission or finder's fee arising from or relating to the transactions contemplated by this Agreement which could give rise to a claim against SELLER. BUYER does hereby agree to indemnify, and covenants and agrees to protect, defend and hold harmless SELLER from and against all liability, cost, damage or expense, including, but not by way of limitation, reasonable attorneys' fee, on account of any brokerage commission or finder's fee arising from any act or omission of BUYER which is claimed to be due as a result of the sale of the Property to BUYER. Commission has been agreed between brokers that sellers broker shall receive 75% of the commission paid, buyers broker shall receive 25%.

          10.1 PRINCIPAL LICENSE DISCLOSURE. BUYER acknowledges that SELLER has disclosed to BUYER that one or more partners, members, officers, directors or shareholders of SELLER or affiliates of SELLER are licensed in California as real estate brokers.

     11. SELLER's TAX CERTIFICATIONS. Prior to Close of Escrow, SELLER shall deliver to Escrow Agent (with a copy to BUYER) the following certifications: (a) an affidavit, executed and sworn to under penalty of perjury, that SELLER is not a foreign person and is a United States Person, as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended ("Code") and in a form in compliance with the Code; and (b) a certification, executed and sworn to under penalty of perjury, that SELLER is domiciled in or has its principal place of business in California, and, therefore, this transaction is exempt from withholding tax under California Revenue and Taxation Code Sections 18805, and 26131.

     12. NOTICE. Except as otherwise provided herein, any notice or other items to be delivered to a party pursuant to this Agreement shall be in writing and either personally delivered, sent by first class mail (alone or in combination with a facsimile transmittal), postage prepaid, addressed to the party to be notified at the address specified in accordance with this section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the party to be notified at the address specified in accordance with this section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the party (or such party's authorized representative) or in the case of mailing three (3) business days after deposit in the U.S. Mail, or, in the case of Federal Express or other comparable overnight delivery service, one (1) business day following the delivery of such notice or item to such delivery service, as the case may be; provided, however, in the case a party transmits such notice or item by facsimile transmission to a facsimile number designated above together with the separate mailing of the original, then such notice shall be deemed delivered one (1) day following the date of the facsimile transmission. Unless a party changes its address or facsimile number for notice by giving a notice in accordance with this section changing such address or facsimile number, the address or facsimile number for notice and delivery of each party shall be as set forth in section 2 above.

        13. POSSESSION. Subject to any matters approved by BUYER pursuant to section 6 above, possession of the Property shall be delivered by SELLER to BUYER concurrently with the Close of Escrow.

        14. DAMAGE, DESTRUCTION, DETERIORATION MATERIAL ADVERSE CHANGE OR CONDEMNATION. If, prior to Close of Escrow, the Property is destroyed or materially damaged or suffers material deterioration, or there is a material adverse change, or condemnation proceedings are threatened or commenced against the Property, BUYER shall have the right, exercisable by giving notice of such decision to the other party within ten (10) days of such damage, destruction, deterioration or condemnation proceedings, to terminate this Agreement. If Buyer does not elect to terminate this Agreement and if BUYER elects to accept the Property in its then condition as of Close of Escrow, any proceeds of insurance, if any, payable on account of such damage or destruction or condemnation awards otherwise payable to SELLER by reason of such damage, destruction or condemnation shall be paid or assigned to BUYER upon Close of Escrow, Seller shall notify Buyer if any of the following events occur prior to the Closing Date: (I) any litigation, claim or notice against or involving the Property or Seller, which questions the validity of this Agreement, or any instrument, document or agreement contemplated under this Agreement; or (ii) any material adverse change in the condition (financial or otherwise) of the Property.

        15. HEADINGS. The captions and paragraph headings used in this Agreement are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

        16. EXHIBITS. All exhibits referred to herein are attached hereto and incorporated by reference.

        17. COUNTERPARTS. This Agreement or any escrow instructions pursuant to this Agreement may be executed in multiple copies, each of which shall be deemed an original.

        18. ENTIRE AGREEMENT. This Agreement together with all exhibits attached hereto and other agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property. All prior or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are superseded.

        19. ASSIGNMENT. BUYER may assign its rights under this Agreement and the Escrow to any entity or person owned or controlled by BUYER, upon written notice to SELLER and Escrow Agent, provided (a) the assignee assumes all the obligations of BUYER under this Agreement and the Escrow, (b) no such assignment shall release or relieve BUYER from its obligations under this Agreement, (c) no such assignment shall change, delay or otherwise affect the Contingency Expiration Date, the Closing Date or any other time periods for BUYER's performance under this Agreement, (d) no such assignment shall reinstate any rights or entitlements waived by BUYER prior to such assignment, and (e) any such assignment shall be conclusively presumed to include an assignment of any right of BUYER to receive the Deposit if subject to refund in accordance with this Agreement.

        20. SUCCESSORS. All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

        21. ATTORNEYS' FEES. If either party commences legal proceedings (including any Arbitration) for any relief against the other party arising out of this Agreement, the losing party shall pay the prevailing party's legal costs and expenses, including, but not limited to, reasonable attorneys' fees, and reasonable expert witness fees as determined by the court or arbitrator.

        22. TIME IS OF THE ESSENCE. Time is of the essence in the performance and satisfaction of each of the covenants, conditions and requirements stated in this Agreement. All time periods provided in this Agreement shall be strictly observed, and shall not be subject to extension or delay except as expressly permitted by any provision of this Agreement.

        23. FACSIMILE TRANSMISSIONS. A facsimile transmission of the executed signatured page from this Agreement, or any other documents to be delivered in accordance with this Agreement, shall constitute due and proper execution of such document, and any party making such facsimile transmission will be deemed to have agreed to deliver a copy of such document bearing the original signature of such party no later than three (3) days following the date of the facsimile transmission.

        24. PROTECTION OF AFFILIATES. Whenever in this Agreement a party is obligated to indemnify, defend and/or hold harmless another party, such obligation to provide indemnification shall be deemed to include indemnification of the officers, directors, shareholders, partners, members and agents of the party entitled to indemnification, who are expressly declared to be third party beneficiaries of this Agreement for purposes of the enforcement of such indemnification rights.

     25. ALTERNATE AGREEMENTS. Notwithstanding SELLER's execution of this Agreement, SELLER shall have the right to back up offers for the Property. SELLER shall have the right to seek and enter into contingent agreements for the sale of the Property to third parties, so long as any such agreement is expressly contingent upon BUYER not completing the purchase of the Property as contemplated in this Agreement.

          25.1 CONFIDENTIALITY. Seller shall not publicly disclose the contents of this transaction, except to the extent required of sellers banker and similar as necessary relations, who in turn agrees to keep similarly confidential.

          25.2 Seller will notify Buyer is a "back up" offer is received.

          25.3 Seller will cease marketing subject property at such time as buyer approves the contingencies.

     26. SURVIVAL OF REPRESENTATIONS AND COVENANTS. All agreements, representations and warranties made by either party, and all covenants not to be fully performed by Close of Escrow, including any obligation to provide indemnification, shall survive Close of Escrow and remain in effect and shall not be merged by delivery of the Deed. Any representations and/or obligation to provide indemnification shall survive the termination of this Agreement.

          26.1 Buyer's obligation to purchase the Property is contingent upon all of the representations and warranties contained herein being true and correct as of their respective dates and as of the Closing Date as if made on such dates. Seller shall provide Buyer with a certificate of Seller, dated as of the Closing Date, certifying that Seller's warranties and representations set forth herein continue to be true, correct and in force as of such date. Seller shall promptly notify Buyer if Seller becomes aware of the existence of any fact or circumstance which makes untrue or misleading any of the statements or information contained herein.

     27. REPRESENTATION OF AUTHORITY. In the event that a party to this Agreement is a legal entity, such as a corporation, partnership, limited liability company or trust, the individual(s) executing this Agreement on behalf of such party shall, as a result of such execution, be deemed to represent and warrant that such person(s) has the authority to cause such party to enter into this Agreement as a legally binding contract by execution of this Agreement.

     28. INTERPRETATION. Each party acknowledges that the terms of this Agreement have been negotiated and that any rule of construction or interpretation of a written document against the draftsperson shall not apply to the interpretation or application of this Agreement. If any provision of this Agreement is determined, by a court of competent jurisdiction to be illegal or unenforceable, such provision shall be deemed to be several and deleted, and neither such provision, its severance nor deletion shall affect the validity of the remaining provisions of this Agreement.

     29. ARBITRATION OF DISPUTES. Except as provided in subsection 29.2 below, in the event of any disagreement or dispute between the BUYER and SELLER arising prior to the Close of Escrow, either party shall be entitled to have such dispute or disagreement determined by binding arbitration in accordance with the procedure provided in this section ("Arbitration"). Any Arbitration permitted pursuant to this section shall be commenced and conducted in accordance with the California Code of Civil Procedure, Section 1281, et. seq., and the discovery procedures permitted by Section 1283.05 of the Code of Civil Procedure shall apply. The Arbitration award rendered shall be final and binding and judgment may be entered upon it in accordance with applicable laws by any court having jurisdiction thereof. The costs of the Arbitration shall be paid by the parties equally, provided the prevailing party shall be entitled to an award against the other party of any costs paid or incurred by such prevailing party in such Arbitration in addition to all other relief awarded. The Arbitrator shall be a retired Superior Court Judge selected by the Presiding Judge of the Superior Court of the County in which the Escrow is pending, or a judge designated to act by the Presiding Judge.

          29.1 ARBITRATION PROCEDURE. BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE STATED "ARBITRATION OF DISPUTES" PROVISION DECIDED BY A NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. THE UNDERSIGNED HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                   [INITIALS]
               SELLER's Initials               BUYER's Initials

          29.2 Exclusions from Arbitration. Notwithstanding any other provision, the following matters are excluded from the Arbitration agreement(a) a judicial or non-judicial foreclosure or any other action or proceeding to enforce a deed of trust, mortgage or other security device encumbering the Property, (b) an action for bodily injury or wrongful death; (c) any provisional remedies such as attachment, injunction, receivership, and the filing of a judicial action to enable such a provisional remedy to be obtained shall not constitute a waiver of the agreement to submit certain disputes to Arbitration; or (d) any action to expunge any lis pendens or otherwise eliminate any notice recorded or filed in violation of subsection 9.2 above and/or any action for damages or other relief arising from such violation.

     IN WITNESS WHEREOF, BUYER and SELLER have executed this Agreement to be effective as of the date of SELLER's acceptance designated below.


                                   /s/ D. MICHAEL TALLA
                                   -------------------------------
                                   TVE, Inc.
                                   A California Corporation



                                   By: /s/ D. MICHAEL TALLA
                                     ------------------------------
 Dated: September  , 1997            D. Michael Talla, President


                                   "SELLER"

                                   University Technology Center LP
                                   a California limited partnership


                                   By: HAMANN CONSOLIDATED, INC.
                                   a California corporation, general partner


 Dated: September  , 1997          By: /s/ Jeffrey C. Hamann
                                      --------------------------------
                                      Jeffrey C. Hamann, President


 Dated: September 4, 1997          By: /s/ Gregg Hamann
                                      --------------------------------
                                      Gregg Hamann, Secretary


                            CONSENT OF ESCROW AGENT

     The undersigned ("Escrow Agent") hereby agrees (1) to accept the foregoing Agreement, and (2) to be bound by said Agreement in the performance of its duties as Escrow Agent subject to Chicago Title's Cover Instructions and General Provisions.

     This Consent is executed on September 10, 1997, which shall constitute the "Opening of Escrow" pursuant to subsection 5.1 of the Agreement.

     The Escrow No. is                 .

                                   "ESCROW AGENT"

                                   CHICAGO TITLE


                                   By:  /s/ SHELVA J. MOLIN
                                   -----------------------------
                                   Shelva J. Molin
                                   Sr. Escrow Officer

                                 CHICAGO TITLE
                        ESCROW HOLDER GENERAL PROVISIONS